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                                                                    EXHIBIT 10.5




                            CITIZENS NATIONAL BANK

                      1998 PERFORMANCE AND RETENTION PLAN

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                            CITIZENS NATIONAL BANK
                      1998 PERFORMANCE AND RETENTION PLAN



                             SECTION 1.   PURPOSE

     Citizens National Bank (''the Bank") hereby establishes the Citizens National Bank 1998 Performance and Retention Plan ("the Plan"). The Bank, by means of the Plan, seeks to provide incentive compensation opportunities to certain key employees for their past and future services to the Bank and offer such employees an inducement to remain as employees and, in addition, to offer an inducement to secure the services of other persons capable of fulfilling key positions by providing incentive compensation opportunities. Such incentive compensation shall be based upon the award of Performance and Retention Units ("PARs"), the value of which is related to the appreciation in the value of the greater of Return on Assets or Net Income After Tax before PAR payment of the Bank.


                           SECTION 2.    DEFINITIONS

     As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

2.1  Bank  Citizens National Bank and any successor bank.

2.2  Base Amount   The average annual compensation which was includible in the gross income of a participant for taxable years in the base period (usually five years prior to year of Change in Control) as defined in Section 280G of the Internal Revenue Code, as amended.

2.3  Board   The Board of Directors of Citizens National Bank or Henderson
Citizens Bancshares, Inc.

2.4 Cause or Termination for Cause The Bank may terminate the Employee's employment for "Cause." A Termination for Cause is a termination made after determination by the CEO or the Board that the Employee (i) willfully and continually failed to substantially perform his duties with the Bank (other than a failure resulting from the Employee's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Employee specifying the manner in which the Employee has failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Bank, monetarily or otherwise; provided, however that no termination of the Employee's employment shall be for Cause until (x) there shall have been delivered to the Employee written notice setting forth the circumstances giving rise to Termination for Cause, and (y) the Employee shall have been provided an opportunity to be heard


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by the CEO or the Board (with the assistance of the Employee's counsel if the
Employee so desires). No act, nor failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank. Notwithstanding anything contained in this Plan to the contrary, no failure to perform by the Employee, after Notice of Termination is given by the Employer, shall constitute Cause.

2.5  Change in Control  A "Change in Control" shall be deemed to occur if:

         (a) any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) (other than the Bank, the Company, an affiliate of the Bank, or an affiliate of the Company) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 30% or more of the combined voting power for election of members of the Board of the then outstanding voting securities of the Bank or Company or any successor of the Bank or Company;

         (b) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election of nomination for election of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period;

         (c) the equityholders of the Bank or Company approve any merger or consolidation to which the Bank or Company is a party as a result of which the persons who were equityholders of the Bank or Company immediately prior to the effective date of the merger or consolidation (and excluding, however, any shares held by any party to such merger or consolidation and their affiliates) shall have beneficial ownership of less than 50% of the combined voting power for election of members of the Board (or equivalent) of the surviving entity following the effective date of such merger or consolidation; or

         (d) the equityholders of the Bank or Company approve any merger or consolidation as a result of which the equity interests in the Bank or Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Bank or Company) or any liquidation of the Bank or Company, or any sale or other disposition of 50% or more of the assets or earnings power of the Bank or Company.

2.6  Chief Executive Officer or CEO  The Chief Executive Officer of the Bank.

2.7 Committee The Compensation Committee, which shall be comprised of three or more members who shall be appointed by the Board to administer the Plan, which Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. In the absence of a Committee, reference thereto shall be to the Board.



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2.8   Company     Henderson Citizens Bancshares, Inc. and any successor
corporation.

2.9   Compensation     The total cash remuneration paid by the Bank during each
Plan Year, as reported on Form W-2 or its subsequent equivalent, including bonuses, fees, commissions, amounts deferred under Code Sections 401(k) and 125, and amounts deferred under any other non-qualified program of salary reduction. Compensation hereunder shall not be subject to any limitations applicable to tax qualified plans, such as pursuant to Code Sections 401(a)(17) or 415.

2.10  Disability     A physical or mental condition of a Participant resulting
from bodily injury, disease or mental disorder which renders him incapable of continuing any gainful occupation. The determination of Disability shall be made either as a result of the Participant qualifying for a pension under the federal Social Security Act, or based upon such evidence as is determined to be applicable by the Bank in its sole discretion.

2.11  Effective Date     January 1, 1998.

2.12  Employee     All employees of the Bank employed in a full-time employee classification and identified on the Bank's payroll.

2.13  Exchange Act     The Securities and Exchange Act of 1934, as amended.

2.14  Good Reason     The occurrence, without the Employee's written consent, of any of the following events or conditions caused by and within ninety (90) days of the following:

          (a) a change in the Employee's status, position or responsibilities (including reporting responsibilities) which represents a substantial reduction of the status, position or responsibilities as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal of the Employee from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Cause, Disability, as a result of his death, or by the Employee other than for Good Reason. Since this clause may result in the Employee believing his duties and responsibilities represent a substantial reduction as the result of a Change in Control and the Bank becoming a subsidiary Bank or group under the successor Bank which may be adverse to the belief of the successor Bank, any dispute or controversy arising in connection with this clause shall be settled exclusively by arbitration as stated in Section 6.11 of this Plan;

          (b)  a reduction in the Employee's annual Compensation;

          (c) the Bank's requiring the Employee (without the consent of the Employee) to be based at any place outside a fifty (50) mile radius of his place of employment prior to a Change in Control, except for reasonably required travel on the Bank's business which is


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      not materially greater than such travel requirements prior to the Change in Control or to make temporary assignments for a reasonable period of time at other locations where the Bank has a special need for Employee's services.

          (d) the failure by the Bank to provide the Employee with compensation and benefits comparable (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

          (e)  any material breach by the Bank of any provision of this Plan; or

          (f) any purported termination of the Employee's employment for Cause by the Bank which does not otherwise comply with the terms of this Plan.

2.15  Key Employee     All Employees of the Bank employed in a key officer
position on the Bank's payroll, designated as participants in the Bank's Performance and Retention Plan prior to a Change in Control.

2.16  Notice of Termination     A notice which indicates the specific provisions
in this Plan relied upon as the basis for any termination of employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. No purported termination of employment shall be effective without such Notice of Termination, when delivered personally or when mailed by United States certified or registered mail, postage prepaid, addressed to the parties, their successors in interest or assignees.

2.17  Participant     A Key Employee who meets the eligibility requirements of
Section 3.

2.18  Performance Period     A period of time determined by the Committee over
which performance is measured for the purpose of determining a Participant's right to and the payment value of any Performance and Retention Units.

2.19  Performance and Retention Unit or PAR    A contingent right to receive
cash at the end of a Performance Period, denominated in cash values.

2.20  Performance and Retention Unit or PAR Agreement    The separate PAR
Agreement between the Bank and the Participant granting PARs to such Participant.

2.21  Plan    Citizens National Bank 1998 Performance and Retention Plan, as
hereinafter amended from time to time


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                 SECTION 3.     ELIGIBILITY AND ADMINISTRATION

3.1  Participation    The Committee shall from time to time designate those Key
Employees, if any, to be granted PARs under the Plan, the number of PARs which shall be granted to each such Key Employee and any other terms or conditions relating to the awards as it may deem appropriate, consistent with the provisions of the Plan. A Key Employee who has been granted a PAR may, if otherwise eligible, be granted additional PARs at any time.

3.2  Duration of Participation     Subject to Section 2.12, a Participant shall
cease to be a Participant in the Plan if he ceases to be an Employee of the Bank at any time prior to a Change in Control or, if his employment is terminated following a Change in Control under circumstances where he is not entitled to a "Severance Benefit" under the terms of the Citizens National Bank Employee Severance Protection Plan, effective January 1, 1998. A Participant entitled to payment of a Severance Benefit shall remain a Participant in the Plan until the full amount of the Severance Benefit has been paid.

3.3  Committee Powers    The Plan shall be administered by the Committee which
shall have full power and authority to: (i) designate Participants; (ii) determine the PARs to be granted to Participants; (iii) determine the terms and conditions of any PAR; (iv) determine whether, to what extent, and under what circumstances PARs may be settled in cash or canceled, substituted, forfeited or suspended, and the method or methods by which PARs may be settled, canceled, substituted, forfeited or suspended; (v) interpret and administer the Plan and any instrument or agreement relating to, or PAR made under, the Plan; (vi) establish, amend, suspend or waive such rules and guidelines as the Committee shall deem necessary or appropriate for administration of the Plan; (vii) appoint such agents as it shall deem appropriate for the administration of the Plan; provided, however, that the Committee shall not delegate any of the power or authority set forth in (i) through (vi) above; and (viii) make any other determination and take any other action that it deems necessary or desirable for such administration. No member of the Committee shall vote or act upon any matter relating solely to himself. All designations, determinations, interpretations and other decisions with respect to the Plan or any PAR shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all persons, including the Bank or any parent or subsidiary, any Participant, any holder or beneficiary of any PAR, any owner of an equity interest in the Bank and any Employee.

3.4  No Liability    No member of the Committee shall be liable for any action
or determination made in good faith by the Committee with respect to this Plan or any PAR under this Plan, and to the fullest extent permitted by the Bank's Articles of Incorporation and Bylaws, the Bank shall indemnify each member of the Committee.

3.5  Meetings    The Committee shall designate a chairman from among its
members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records,


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documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members.



                  SECTION 4.   PERFORMANCE AND RETENTION UNIT

4.1  Performance and Retention Unit or PAR Awards

     (a) Grant.  The Committee is authorized to grant PARs to Participants.
The Committee may make grants of PARs in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of PARs and the contingent value of any PARs, which may vary depending on the degree to which performance objectives established by the Committee are met.

     (b) Performance Criteria. At the beginning of each Performance Period, the Committee shall (i) establish for such Performance Period specific financial or nonfinancial performance objectives as the Committee believes are relevant to the Bank's overall business objectives; (ii) determine the value of a PAR grant relative to performance objectives; and (iii) notify each Participant in writing of the established performance objectives and minimum, target, and maximum PAR value for such Performance Period.

     (c) Modification. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable to Bank objectives because of a change in the Bank's business operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives as the Committee may consider appropriate.

     (d) Payment.  The basis for payment of PARs for a given Performance
Period shall be the achievement of those financial and nonfinancial performance objectives determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit shall be based on the degree to which actual performance exceeded the pre-established minimum performance standards, as determined by the Committee. The amount of payment shall be determined by multiplying the number of PARs granted during the Performance Period times the final PAR unit value. Payments shall be made, in the discretion of the Committee, solely in cash following the close of the applicable Performance Period.

     (e) Performance and Retention Plan Account.   PARs granted to a
Participant shall be credited to a Performance and Retention Plan Account (the "Account") established and maintained


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for such Participant. The Account of a Participant, which shall be the record of
PARs granted to him under the Plan, is solely for accounting purposes and shall not require a segregation of any of the Bank assets. Each grant of PARs under the Plan to a Participant and the value of such PARs as of the date of grant shall be set forth in the Agreement which shall be executed between the Bank and the Participant within thirty (30) days after the date of grant.

4.2  Supplemental Payment on Vesting of PARs     The Committee, either at the
time of grant or at the time of vesting of PARs, may provide for a supplemental payment by the Bank to the holder in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of such PARs and receipt of the supplemental payment, assuming the Participant is taxed at the maximum effective federal income tax rate applicable thereto. The supplemental payment shall be paid within 30 days of each date that such PARs vest. The Committee shall have the discretion to grant supplemental payments that are payable in cash, as determined by the Committee at the time of payment.


             SECTION 5.  PROVISIONS RELATING TO PLAN PARTICIPATION

5.1  Plan Conditions

     (a) Performance and Retention or PAR Agreement. Each Participant to whom a PAR is granted under the Plan shall be required to enter into a PAR Agreement with the Bank in a form provided by the Committee, which shall contain certain specific terms, as determined by the Committee, with respect to the PAR and shall include provisions that the Participant (i) shall not disclose any trade or secret data or any other confidential information of the Bank acquired during employment by the Bank or a subsidiary, or after the termination of employment or retirement, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, and (iii) shall not interfere with the employment of any other Bank employee. A PAR may include a noncompetition agreement with respect to the Participant and/or such other terms and conditions, including, without limitation, rights of repurchase or first refusal, not inconsistent with the Plan, as shall be determined from time to time by the Committee.

     (b) No Right to Employment. Nothing in the Plan, any PAR Agreement or any instrument executed pursuant to the Plan shall create any employment rights (including without limitation, rights to continued employment) in any Participant or affect the right of the Bank to terminate the employment of any Participant at any time for any reason.

5.2  Transferability

     (a) Non-Transferable Award. No PAR and no right under the Plan, contingent or otherwise, shall be (i) assignable, saleable, or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of


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descent and distribution shall be effective to bind the Bank unless the
Committee shall have been furnished with a copy of the deceased Participant's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section
5.2 shall be void and ineffective for all purposes.

     (b) Ability to Exercise Rights. Only the Participant or his guardian (if the Participant suffers a Disability), or in the event of his death, his legal representative or beneficiary, may receive cash payments or otherwise exercise rights under the Plan. The executor or administrator of the Participant's estate, or the person or persons to whom the Participant's rights under any PAR will pass by will or the laws of the descent and distribution, shall be deemed to be the Participant's beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

5.3  Rights as a Stockholder

     A Participant of a PAR or a transferee of such Participant shall have no rights as a stockholder for any awards granted under the terms of this Plan.

5.4  Termination of Employment, Death, Disability and Retirement

     (a) Termination of Employment. If a Participant's employment by the Bank or Company is terminated for any reason whatsoever other than death, Disability, retirement, involuntary termination or termination for Good Reason, any PAR granted pursuant to the Plan outstanding at the time and all rights thereunder shall wholly and completely terminate, and unless otherwise established by the Committee, no further vesting shall occur and the Participant shall be entitled to payment of the portion of the PAR vested as of the termination date; provided, however, that if a Participant is terminated for Cause, such Participant's right to payment of the vested portion of his or her PAR shall be forfeited as of the termination date of employment. In the event of termination for death, Disability, retirement, or Change in Control, a PAR may be paid only as determined by the Committee and provided in the PAR Agreement. However, the following shall be used as a general guideline.

     (b) Retirement.   Unless otherwise approved by the Committee, upon the
retirement of an Employee:

         (i) any nonvested portion of any outstanding PAR shall continue to vest after retirement; and

         (ii) any vested PAR shall expire on the earlier of (A) the expiration date set forth in the PAR Agreement with respect to such PARs; or (B) the expiration of six (6) months after the date of retirement.


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     (c) Disability or Death.    Unless otherwise approved by the Committe e,
upon termination of employment from the Bank and any parent or subsidiary as a result of Disability or death:

         (i) any nonvested portion of any outstanding PAR shall continue to vest after Disability or death; and

         (ii) any vested PAR shall expire upon the earlier of (A) the expiration date set forth in the PAR Agreement with respect to such PARs or (B) the first anniversary of such termination of such employment as a result of Disability or death.

     (d) Involuntary Termination.    Unless otherwise approved by the Committee,
upon termination of employment from the Bank and any parent or subsidiary as a result of involuntary termination (not Change in Control):

         (i) any nonvested portion of any outstanding PAR shall vest on a pro-rated basis based upon the number of months the terminated Employee has been employed within the applicable Performance Period or Term; and

         (ii) any vested PAR shall expire upon the earlier of (A) the expiration date set forth in the PAR Agreement with respect to such PARs or (B) the expiration of thirty-one (31) days after the Termination Date.

     (e) Continuation. Subject to the express provisions of the Plan and the terms of any applicable PAR Agreement, the Committee, in its discretion, may provide for the continuation of any PAR for such period and upon such terms and conditions as are determined by the Committee in the event that a Participant ceases to be an employee .

5.5  Change in Control   In the event of involuntary termination or termination
for Good Reason within 90 days before or two years after a Change in Control, all PARs shall become vested, deemed earned in full and promptly paid to the Participant without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

5.6  Amendments to PARs     The Committee may waive any conditions or rights
with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised PAR theretofore granted, prospectively or retroactively, with the consent of any relevant Participant.

5.7  Exchange of PARs     The Committee may, in its discretion, permit
Participants under the Plan to surrender outstanding PARs in order to exercise or realize the rights under other PARs, or in exchange for the grant of new PARs or require holders of PARs to surrender outstanding PARs as a condition precedent to the grant of new PARs.


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                           SECTION 6.  MISCELLANEOUS

6.1  Effective Date and Grant Period     This Plan shall become effective as of
January 1, 1998 and, unless sooner terminated by the Board, the Plan shall terminate on December 31, 2007. After the termination of the Plan, no PARs may be granted under the Plan, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions.

6.2  Funding     No provision of the Plan shall require the Bank, for the
purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets in a manner that would provide any Participant any rights that are greater than those of a general creditor of the Bank, nor shall the Bank maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund if such action would provide any Participant with any rights that are greater than those of a general creditor of the Bank. Participants shall have no rights under the Plan other than as unsecured general creditors of the Bank except that insofar as they may have come entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under applicable law. However, the Bank may establish a "Rabbi Trust" for purposes of securing the payment pursuant to a Change in Control.

6.3  Withholding Taxes     The Bank shall have the right to (i) make deductions
from any settlement of a PAR made under the Plan, including cash to be withheld from any PAR, in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied.

6.4  Conflicts with Plan     In the event of any inconsistency or conflict
between the terms of the Plan and a PAR Agreement, the terms of the Plan shall govern.

6.5  No Guarantee of Tax Consequences     Neither the Bank nor the Committee
makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.6  Severability     In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provision of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

6.7  Gender, Tense and Headings     Whenever the context requires such, words of
the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.


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6.8   Amendment and Termination     The Plan may be amended or terminated at any
time by the Board by the affirmative vote of a majority of the members thereof. The Plan, however, shall not be amended, without prior written consent of each affected Participant if such amendment or termination of the Plan would adversely affect any material vested benefits or rights of such person.

6.9   Section 280G Payments     In the event it shall be determined that any
payment or distribution of any type by the Bank to or for the benefit of the Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Total Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Participant's Total Payments shall be capped at 2.99 times the Participant's Base Amount so that the Total Payment is the maximum amount permitted to be deducted as compensation expense by the Bank and to be received by the Employee without liability for this assessment of an excise tax on such payment.

         All determinations required to be made this Section 6.9, including whether an excise tax may be triggered and subsequently, capping the Participant's Total Payment at 2.99 times his Base Amount to avoid the excise tax, shall be made by the independent accounting firm retained by the Bank immediately prior to the date of Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Bank and the Participant within 15 business days of the date of termination, if applicable, or such earliest time as is requested by the Bank. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Participant with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Bank and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that all or a portion of the Total Payments which have been made by the Bank should not have been made ("Overpayment") consistent with the calculations required to be made hereunder. If the Bank's Accounting Firm determines an Overpayment has been made to the Participant, the Employee shall promptly pay to the Bank the amount of such Overpayment. In the event that the Bank exhausts its remedies with the Internal Revenue Service and the Participant thereafter is required to make payment of any Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has occurred and any such Excise Tax shall be promptly paid by the Bank to or for the benefit of the Participant.

6.10  Governing Law     The Plan shall be construed in accordance with the laws
of the State of Texas, except as superseded by federal law, and in accordance with applicable provisions of the Code and regulations or other authority issued thereunder by the appropriate governmental authority.


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6.11  Arbitration     Any dispute or controversy arising under or in connection
with this Plan shall be settled exclusively by arbitration in Dallas, Texas, in accordance with the employment rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration's award in any court having jurisdiction. Each party shall select an arbitrator and the two arbitrators shall mutually select a third arbitrator for purposes of arbitration. Each party shall bear his or its own cost of arbitration, but if Employee is the prevailing party in such arbitration, he shall be entitled to recover from this Bank as part of any award entered his reasonable expenses for attorney's fees and disbursements.


         IN WITNESS WHEREOF, this Plan has been executed this 18th day of November, 1998, to be effective as of January 1, 1998.


                                CITIZENS NATIONAL BANK


                                By:      /s/ E. Landon Alford
                                          --------------------

                                         E. Landon Alford
                                         Chairman of the Board




















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